UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VIRCO MFG. CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Virco Mfg. Corporation
2027 Harpers Way
Torrance, California 90501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 19, 2007

The Annual Meeting of Stockholders of Virco Mfg. Corporation, a Delaware corporation, will be held on Tuesday, June 19, 2007 at 10:00 a.m. Pacific time at 2027 Harpers Way, Torrance, CA 90501, for the following purposes:

1. To elect three directors to serve until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualified;

2. To ratify the appointment of Ernst & Young as the Company’s independent auditors for fiscal year 2007;

3. To approve the Virco Mfg. Corporation Incentive Stock Plan; and

4. To transact such other business as may properly come before the meeting.

These items are more fully described in the following pages, which are made part of this notice.

The Board of Directors has fixed the close of business on April 27, 2007, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournments and postponements thereof. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) via the Internet, (2) by phone or (3) by mail, using the paper proxy card. For further details, see your proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient for you, and it also saves your Company significant postage and processing costs.

By Order of the Board of Directors

/s/
Robert E. Dose
Robert E. Dose
Secretary

Torrance, California
May 21, 2007

Virco Mfg. Corporation
2027 Harpers Way
Torrance, California 90501

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS, June 19, 2007

GENERAL INFORMATION

This Proxy Statement is being mailed to stockholders of Virco Mfg. Corporation, a Delaware corporation (the “Company”), on or about May 21, 2007, in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 19, 2007 at 10:00 a.m. Pacific time at 2027 Harpers Way, Torrance, CA 90501, and any and all adjournments and postponements thereof.

The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by the Company. Proxies may be solicited in person or by telephone, telegraph, e-mail or other electronic means by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

RECORD DATE AND VOTING

The close of business on April 27, 2007, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. On that date there were 14,379,506 shares of the Company’s Common Stock, par value $.01 per share, outstanding. All voting rights are vested exclusively in the holders of the Company’s Common Stock. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders, except that as to the election of directors, stockholders may cumulate their votes. Because three directors are to be elected, cumulative voting means that each stockholder may cast a number of votes equal to three times the number of shares actually owned. That number of votes may be cast for one nominee, divided equally among each of the nominees or divided among the nominees in any other manner.

In all matters other than the election of directors, the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter would be the act of the stockholders. Directors will be elected by a plurality of the votes of the Common Stock present in person or represented by proxy. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal other than the election of directors has been adopted and will have no effect for the purpose of determining whether a director has been elected. Broker non-votes are not counted for the purpose of determining the votes cast on a proposal.

Proxies will be voted for management’s nominees for election as directors and in accordance with the recommendations of the Board of Directors contained in the Proxy Statement, unless the stockholder otherwise directs in his or her proxy. Where the stockholder has appropriately directed how the proxy is to be voted, it will be voted according to his or her direction. Stockholders wishing to cumulate their votes should make an explicit statement of the intent to cumulate votes by so indicating in writing on the proxy card. Stockholders holding shares beneficially in street name who wish to cumulate votes should contact their broker, trustee or nominee. Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on the record date is entitled to one vote. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the meeting by submitting written notice of revocation to the Secretary of the Company at 2027 Harpers Way, Torrance, California 90501, by filing a duly executed proxy bearing a later date, either in person at the annual meeting, via the Internet, by telephone, or by mail. Please consult the instructions included with your proxy card.

PROPOSAL 1

ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides for the division of the Board of Directors into three classes as nearly equal in number as possible. In accordance with the Certificate of Incorporation, the Board of Directors has nominated Douglas A. Virtue, Thomas J. Schulte and Albert J. Moyer to serve as directors in Class III of the Board of Directors with a term expiring in 2010.

It is intended that the proxies solicited by this Proxy Statement will be voted in favor of the election of Messrs. Virtue, Schulte and Moyer, unless authority to do so is withheld. Should any of such nominees be unable to serve as a director or should any additional vacancy occur before the election (which events are not anticipated), proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement. In the event that any person other than the nominees named below should be nominated for election as a director, the proxies may be voted cumulatively for less than all of the nominees.

The following table sets forth certain information with respect to each of the nominees, as well as each of the six continuing directors. The Board of Directors recommends that you vote “FOR” the election of the Class III nominees.

			Director
Name	Age	Principal Occupation	Since

Nominees for Directors Whose Terms Expire in 2010:
Douglas A. Virtue	48	Executive Vice President of the Company since December 1997; previously General Manager of the Torrance Division of the Company.	1992
Thomas J. Schulte	50	Managing Partner of RBZ, a public accounting firm since 1997. Partner-In-Charge RBZ Audit Group.
Albert J. Moyer	63	Board member of LaserCard Corporation, Collectors Universe, Inc. and CALAMP Corporation; Chief Financial Officer for QAD Inc. (1998-2000); President of the commercial division of the Profit Recovery Group International, Inc. (2000); consultant to QAD Inc. (2000-2002); Chief Financial Officer of Allergan Inc. (1995-1998).	2004
Continuing Directors Whose Terms Expire in 2008:
Donald S. Friesz	77	Vice President Sales and Marketing of the Company from 1982 to February 1996. Mr. Friesz has been retired since 1996.	1992
Glen D. Parish	69	Vice President of the Company and General Manager of the Conway Division from 1999 to 2004; previously Vice President of Conway Sales and Marketing. Mr. Parish has been retired since 2004.	1999
James R. Wilburn	74	Dean of the School of Public Policy, Pepperdine University, since September 1997; previously Dean of the School of Business and Management, Pepperdine University (1982-1994); Professor of Business Strategy, Pepperdine University (1994-1996); Board member of The Olsen Company since 1990 and Independence Bank since 2004.	1986

			Director
Name	Age	Principal Occupation	Since

Continuing Directors Whose Terms Expire in 2009:
Robert A. Virtue	74	Chairman of the Board and Chief Executive Officer of the Company since 1990; President of the Company since August 1982.	1956
Robert K. Montgomery	68	Retired former partner of Gibson, Dunn & Crutcher LLP, a law firm in which Mr. Montgomery served as Partner from 1971 to 2007.	2000
Donald A. Patrick	82	Vice President and founder of Diversified Business Resources, Inc. (mergers, acquisitions and business consultants, 1988-2004).	1983

BOARD COMMITTEES, MEETINGS & COMPENSATION

Meetings and Compensation

Each director of the Company serving in 2006 attended at least 75% of the 2006 meetings of the Board of Directors and each committee on which he served. The Board of Directors held six meetings in 2006. The Board of Directors has determined that the following directors, who constitute a majority of the Board of Directors, are “independent” as defined by the American Stock Exchange listing standards: Messrs. Friesz, Moyer, Montgomery, Patrick, Wilburn, and Schulte. Directors who are also officers of the Company receive no additional compensation for their services as directors. The non-employee director compensation program provides for an annual retainer of $50,000, of which (i) 75% is paid in equal quarterly installments and (ii) 25% is paid in the form of restricted stock grants, granted on the date of the annual shareholders meeting. In addition, each non-employee director is paid an annual retainer for each committee on which such director serves. Retainers for committee members are as follows: Audit Committee chair $7,500, Audit Committee member $4,500, Corporate Governance/Nominating Committee chair $5,000, Corporate Governance/Nominating Committee member $3,000, Compensation Committee chair $5,000, and Compensation Committee member $3,000. The Company has established a pension plan for non-employee directors who have served as such for at least 10 years, providing for a series of quarterly payments (equal to the portion paid to the non-employee directors’ annual service fee) for such director’s lifetime following the date on which such director ceases to be a director for any reason other than death. Effective December 31, 2003, the Company froze all future benefit accruals under the pension plan.

Audit Committee

The Board of Directors has a standing Audit Committee that in 2006 was composed of Messrs. Gruber (Chair), Friesz, Moyer and Patrick. Mr. Gruber will retire from the Board effective as of June 19, 2007 and will no longer chair the Audit Committee thereafter. The Audit Committee held two on-site meetings and three telephonic meetings in 2006. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The functions of the Audit Committee include: reviewing the financial statements of the Company; reviewing the scope of the annual audit by the Company’s independent auditors: and reviewing the audit reports rendered by such independent auditors. Among other things, the Audit Committee: is directly responsible for the appointment, compensation, retention and oversight of the independent auditors; reviews the independent auditors’ qualifications and independence; reviews the plans and results of the audit engagement with the independent auditors; approves professional services provided by the independent auditors and approves financial reporting principles and policies; considers the range of audit and non-audit fees; reviews the adequacy of the Company’s internal accounting controls; and works to ensure the integrity of financial information supplied to stockholders. The Audit Committee also has the other responsibilities enumerated in its charter, and examines and considers additional matters as it deems appropriate. The Audit Committee’s charter is available on our website at www.virco.com. Each of the Audit Committee members is an “independent director” as defined by the listing standards of the American Stock Exchange. The Board of Directors has determined that Mr. Gruber, who is the chair of the Audit Committee, qualifies as an “audit committee financial expert,”, as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board reevaluates the composition of the Audit Committee on an annual basis to ensure that its composition remains in the best interests of the Company and its stockholders.

Compensation Committee

The Board of Directors has a standing Compensation Committee that in 2006 was composed of Messrs. Patrick (Chair), Montgomery and Wilburn, all of whom are “independent directors” as defined in the listing standards of the American Stock Exchange. The function of this Committee is to make recommendations to the Board regarding changes in salaries and benefits. The Compensation Committee held two on-site meetings and two telephonic meetings in 2006. The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available on our website at www.virco.com.

Corporate Governance/Nominating Committee

The Board of Directors has a Corporate Governance/Nominating Committee which is comprised of Messrs. Montgomery (Chair), Friesz, Gruber, Patrick, Moyer and Wilburn, all of whom are “independent directors” as defined in the listing standards of the American Stock Exchange. During fiscal 2006, the Corporate Governance/Nominating Committee held two meetings in executive sessions outside the presence of management and intends to hold at least two such meetings in fiscal 2007 as well.

The Corporate Governance/Nominating Committee’s function is to identify and recommend from time to time candidates for nomination for election as directors of the Company. Candidates may come to the attention of the Corporate Governance/Nominating Committee through members of the Board of Directors, stockholders or other persons. Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. Candidates are evaluated at regular or special meetings, and may be considered at any point during the year, depending on the Company’s needs. The Corporate Governance/Nominating Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available to stockholders on our website, at www.virco.com. In evaluating nominations, the Corporate Governance/Nominating Committee considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board of Directors activities and the absence of potential conflicts with the Company’s interests. The Corporate Governance/Nominating Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Corporate Governance/Nominating Committee may identify certain skills or attributes (e.g., financial experience, business experience) as being particularly desirable to meet specific Board needs that may arise. To nominate a prospective nominee for the Corporate Governance/Nominating Committee’s consideration, you may submit, in accordance with the Company’s bylaws, a candidate’s name and qualifications to Virco’s Corporate Secretary at 2027 Harpers Way, Torrance, California 90501.

Communications with the Board of Directors

Any stockholder interested in communicating with individual members of the Board of Directors, the Board of Directors as a whole, any of the committees of the Board or the independent directors as a group may send written communications to the Board of Directors or any of the directors to the Company at 2027 Harpers Way, Torrance, California 90501, Attention: Robert E. Dose, Secretary. Communications received in writing are forwarded to the Board of Directors, committee or individual director or directors to whom the communication is directed, unless, in his discretion, the Secretary determines that the communication is of a commercial or frivolous nature, is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response. The Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Directors are expected to attend the annual meetings of stockholders. Last year eight of the nine directors attended the annual meeting. The independent directors hold two regularly scheduled executive session meetings outside the presence of management as well as additional such meetings as are necessary. Mr. Moyer currently functions as the lead independent director. The lead independent director position rotates among the independent directors periodically as determined by the independent directors.

SECURITY OWNERSHIP

Shares Owned By Management and Principal Stockholders

The following table sets forth information as of April 27, 2007 (unless otherwise indicated), relating to the beneficial ownership of the Company’s Common Stock (i) by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, (ii) by each director or nominee of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table below and (iv) by all executive officers and directors of the Company as a group. The number of shares beneficially owned is deemed to include shares of Common Stock in which the persons named have or share either investment or voting power. Unless otherwise indicated, the mailing address of each of the persons named is 2027 Harpers Way, Torrance, California 90501.

	Amount and Nature
	of Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)	Class

Wedbush Inc.(2)	1,689,736	11.54%
Private Capital Management, L.P.(3)	1,135,064	7.89%
Nancy Virtue-Cutshall(4)	883,256	6.14%
Robert A. Virtue(5)	318,957	2.22%
Chairman of the Board of Directors, Chief Executive Officer
Douglas A. Virtue(6)	589,652	4.10%
Director, Executive Vice President
Donald S. Friesz	74,526	(7)
Director
Evan M. Gruber	32,731	(7)
Director (retiring effective June 19, 2007)
Albert J. Moyer	6,520	(7)
Director
Robert K. Montgomery	17,471	(7)
Director
Glen D. Parish	31,633	(7)
Director, Former Vice President, General Manager
Donald A. Patrick	72,343	(7)
Director
James R. Wilburn	17,326	(7)
Director
Robert E. Dose	33,603	(7)
Vice President Finance, Secretary, Treasurer
Lori L. Swafford	28,216	(7)
Vice President, Legal Affairs
Larry O. Wonder	36,739	(7)
Vice President, Sales
All executive officers and directors as a group (18 persons)	1,373,744	9.29%

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. For purposes of this table, a person is deemed to have “beneficial ownership” as of a given date of any security that such person has the right to acquire within 60 days after such date. Amounts for Messrs. Robert Virtue, Douglas Virtue, Friesz, Gruber, Moyer, Montgomery, Parish, Patrick, Wilburn, Dose, Swafford, Wonder, and all executive officers and directors as a group, include 7,027, 5,658, 0, 0, 0, 0, 16,345, 0, 0, 20,058, 19,252, 20,058 and 207,702 shares issuable upon exercise of options or conversion of restricted stock units, respectively, and 17,795, 14,277, 0, 0, 0, 0, 6,384, 0, 0, 5,215, 828, 11,603 and 48,520 shares held under the Company’s 401(k) Plan as of April 27, 2007, respectively.

(2)	As of February 13, 2007, according to public filings by Wedbush, Inc., Edward W. Wedbush and Wedbush Morgan Securities, Inc. Includes the total number of shares of Common Stock outstanding, and the total number of shares issuable under currently exercisable warrants, that are held by each of Wedbush, Inc., Edward W. Wedbush and Wedbush Morgan Securities, Inc. Also includes 298,580 shares of Common Stock, and 61,200 shares of Common Stock issuable under currently exercisable warrants, that are beneficially owned by customers of Wedbush Morgan Securities, Inc., over which Wedbush Morgan Securities, Inc. has dispositive power. The reporting persons disclaim any beneficial ownership over such shares. Business address of the above filers are as follows: Wedbush Inc. — 1000 Wilshire Blvd., Los Angeles, CA 90017-2457 EWW — P.O. Box 30014, Los Angeles, CA 90030-0014. Wedbush Morgan Securities — P.O. Box 30014, Los Angeles, CA 90030-0014.

(3)	As of February 14, 2007, according to public filings by Private Capital Management, L.P. (“PCM”). The address for PCM is 8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108.

(4)	Includes 298,823 shares held by a trust of which Ms. Cutshall is the sole trustee.

(5)	Does not include 1,677,057 shares owned beneficially by Mr. Robert Virtue’s adult children, including Mr. Douglas Virtue, as to which Mr. Robert Virtue disclaims beneficial ownership.

(6)	Douglas Virtue is Robert Virtue’s son. The total number of shares beneficially owned by Mr. Robert A. Virtue, his brothers Raymond W. Virtue and Richard J. Virtue, his sister, Nancy Virtue-Cutshall, their children and their mother, Mrs. Julian A. Virtue, aggregate 5,905,194 shares or 41.02% of the total shares of Common Stock outstanding. Robert A. Virtue, Richard J. Virtue, Raymond W. Virtue, Nancy Virtue-Cutshall and certain of their respective spouses and children (the “Stockholders”) and the Company have entered into an agreement with respect to certain shares of the Company’s Common Stock received by the Stockholders as gifts from the founder, Julian A. Virtue, including shares received in subsequent stock dividends in respect of such shares. Under the agreement, each Stockholder who proposes to sell any of such shares is required to provide the remaining Stockholders notice of the terms of such proposed sale. Each of the remaining Stockholders is entitled to purchase any or all of such shares on the terms set forth in the notice. The Company may purchase any shares not purchased by such remaining Stockholders on such terms. The agreement also provides for a similar right of first refusal in the event of the death or bankruptcy of a Stockholder, except that the purchase price for the shares is to be based upon the then prevailing sales price of the Company’s Common Stock on the American Stock Exchange.

(7)	Less than 1%.

All information with respect to beneficial ownership of the shares referred to above is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives of the Compensation Program

The objectives of the Company’s executive compensation program are to: (1) attract, motivate and retain highly qualified executives; (2) link total compensation to both individual performance and the performance of the business; (3) appropriately balance short-term and long-term performance; and (4) align executive and shareholder interests by including equity as part of total compensation.

What the Compensation Program is designed to reward

The program is designed to support annual and long-term business goals that create profitable growth and long-term value for shareholders.

Elements of Compensation Program

The Company’s executive compensation includes three key elements: base salary, tied to individual job duties; annual incentives, tied to accomplishment of annual profit goals; and long-term incentives, tied to successful execution of multi-year growth and development initiatives; as well as other benefits and perquisites.

Base Salary

Base salary is intended to reward Executive Officers and other employees based upon their roles within the Company and their performance in those roles. The Company determines the base salary range for a particular position by evaluating (1) the duties, complexities and responsibilities of the position, (2) the level of experience required and (3) the compensation for positions having similar scope and accountability within and outside the Company.

The Company utilizes data from national surveys (Wyatt Total Reward, Wyatt CQ Survey, Mercer Manufacturing Compensation Survey, Mercer Manufacturing Industry Market View, National Assoc of Manufacturers, and Employers Group Research Services Survey) to benchmark executive compensation. The Company uses a broad comparison group for executive compensation because the Company believes the competition for executive talent extends beyond the Company’s direct competitors and industry. Factors utilized to set actual base salary include individual performance, length and nature of experience and competency, salary levels of comparable positions both within and outside the Company and potential for advancement.

The Compensation Committee recommends and the Board approves the base salaries of the Company’s Chief Executive Officer (the “CEO”), Chief Financial Officer (the “CFO”), and the three other most highly compensated executives. Throughout this Compensation Discussion & Analysis (“CD&A”), the CEO, CFO and three other most highly compensated executives are referred to collectively as the “Executive Officers.”

Annual Incentives

The Executive Officers are eligible for annual incentive compensation under the Bonus Plan, which is approved by the Board of Directors at the beginning of the Company’s fiscal year. The annual incentive is used to focus Executive Officers on achieving the Company’s Annual Operating Plan, which the Company believes to be the best indicator of annual executive performance. The Bonus Plan utilized to evaluate the performance of Executive Officers is the same Bonus Plan that is utilized for determining annual bonus payments for all salaried employees. The Board of Directors approves a minimum level of financial performance that must be attained before a bonus is paid. Upon reaching the minimum level of performance, the Board of Directors approves the portion of additional pre-tax profits that may be added to the corporate wide Bonus Pool, carefully balancing the interests of shareholders with those of managers. This Bonus Plan, along with the long-term incentive plan, result in a significant portion of each Executive Officer’s pay being variable and at risk based upon Company performance.

The Compensation Committee recommends and the Board approves the target levels, set as a percent of base salary, for each of the Executive Officers. The Executive Officers currently have for 2007 and had for 2006 annual incentive bonus targets equal to 30 percent of base salary. For 2006 bonus payments could range from 30 to 60 percent of base salary based upon actual financial performance. The annual incentives are weighted 100 percent on the Company’s annual financial performance. The vertically integrated nature of the Company’s business model requires collaborative teamwork, and therefore the annual incentive does not include individualized management objectives. The Company believes that emphasizing overall financial performance rather than individualized performance targets encourages Executive Officers to function as a team rather than focusing on individual metrics.

Long-Term Incentives

The Company designs long-term incentives to focus executives on long-term value creation and to increase the Executive Officers’ ownership position in the Company’s stock and thereby align the interests of executives and shareholders. Executive Officers of the Company receive periodic grants of Restricted Stock or Restricted Stock Units (RSU’s) that vest over a five-year period. The Company uses Restricted Stock and RSU’s rather than options because it is the belief and experience of the Company that grants of options frequently result in transactions that do not increase the ownership position of the Executive Officer. Grants and the subsequent vesting of RSU’s more typically result in a growing ownership position of Company stock by the Executive Officer. The Company believes that the most powerful incentive to focus Executive Officers on long-term value creation is long-term stock ownership of Company stock by Executive Officers. There were no grants of stock-based compensation in 2006; however, during 2006 each of the Executive Officers that are not members of the Virtue family were vested in 3,000 shares of RSU’s under awards previously granted.

Grants of Restricted Stock or Restricted Stock Units are typically approved at the Board of Directors meeting immediately following the Annual Shareholder’s Meeting. The meeting dates are set well in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.

Other Compensation Elements

Perquisites — The Company provides Executive Officers with a Company automobile or cash allowance of $22,200 per year. Due to differences in the cost of housing where the Company has facilities, the Company paid a $12,000 per year mortgage allowance to Executive Officers working at the Torrance, CA facility. This allowance was terminated on April 30, 2007. The Company does not provide Executive Officers with any special perquisites such as country club memberships and the Company does not own or lease an aircraft. Company-provided travel for executives is for business purposes only.

Other Benefits — Executives participate in the same health, disability and life insurance programs as other are provided to other Company employees. In addition, the Executive Officers participate in the Company’s tax-qualified defined benefit pension plan (the Virco Mfg. Corporation Employee Retirement Plan) and nonqualified supplement retirement plan (the VIP Retirement Plan). As more fully disclosed in Footnote 4 and the MD&A of the Form 10-K for the year ended January 31, 2007, these retirement plans were frozen effective December 31, 2003, and additional benefit accruals for all Executive Officers ceased on that date.

Post-Employment and Other Events

In general, Executive Officers are not entitled to any additional benefits upon retirement, death, disability or other termination of employment or upon the occurrence of a change-in-control events that are not available to all salaried employees. The Company does not have employment agreements with any of the Executive Officers.

Pursuant to the 1993 and 1997 Stock Incentive Plans, vesting of all outstanding stock and options awards is accelerated upon a change in control. In addition, under the VIP Pension Plan, vesting of retirement benefits is accelerated upon the occurrence of a change in control or the death of the participant.

Tax Deductibility of Executive Compensation

The Company seeks to structure its compensation arrangements to maximize the tax deductibility of all components of executive compensation unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be fully deductible. Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation. In Fiscal 2006, all compensation paid to executives was fully deductible; no executive officer exceeded the $1 million limit with regard to non-performance-based compensation.

Impact of Prior Compensation in Setting Elements of Compensation

Prior compensation of the Executive Officers does not impact how the Company sets elements of current compensation. The Compensation Committee believes the competitive environment mandates that current total compensation be sufficient to attract, motivate and retain top management.

Executive Stock Ownership Guideline

The Company has not adopted any executive stock ownership guidelines.

Impact of Restatements that Retroactively Impact Financial Goals

The Company has not restated or retroactively adjusted financial information that has impacted the financial statements or goals related to previous bonus or long-term award payouts. If financial results are significantly restated due to fraud or intentional misconduct, the Board will review any performance-based compensation paid to Executive Officers who are found to be personally responsible for the fraud or intentional misconduct that led to the restatement and may, to the extent permitted by applicable law, seek to recover amounts paid in excess of the amounts that would have been paid based on the restated financial results.

The Role of the Executives in Determining Compensation

While the Compensation Committee is primarily responsible for reviewing and making determinations with respect to executive compensation, the CEO and Executive Vice President provide input and views with respect to compensation for the other Executive Officers. The Compensation Committee believes that the CEO’s and Executive Vice President’s views are critical in determining the compensation of other Executive Officers because the CEO and Executive Vice President have day-to-day involvement with these Executive Officers and are in the best position to assess their performance, abilities, and contribution to the success of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended January 31, 2007, as required by Item 402(b) of Regulation S-K under the Exchange Act with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Donald A. Patrick, Chair
Robert K. Montgomery
Dr. James R. Wilburn

The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates same by reference.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2006, the Compensation Committee was comprised of Messrs. Patrick, Montgomery, and Wilburn, none of whom is a current or former officer of the Company. Mr. Montgomery is a retired former partner of the law firm Gibson, Dunn & Crutcher LLP, which has provided legal services to the Company. The Company expects that such law firm will continue to render legal services to the Company in the future. There are no interlocking board memberships between officers of the Company and any member of the Compensation Committee.

Summary Compensation Table for Fiscal 2006

The table below sets forth the compensation awarded to, earned by, or paid to, each of the Executive Officers for Fiscal 2006. The Company has no employment agreements with any of its executives. While employed, executives are entitled to base salary, participation in the executive compensation programs identified in the tables below and discussed in the CD&A and other benefits common to all employees. The performance-based conditions associated with the Bonus Plan as well as salary and bonus in proportion to total compensation are discussed in detail throughout the CD&A.

					Non-Equity
			Stock	Option	Incentive Plan	Change in	All Other
Name and Position	Salary	Bonus	Awards(3)	Awards	(Bonus Plan)	Pension(1)	Compensation(2)	Total

Robert A. Virtue	$427,058	—	$—	—	$159,257	$93,191	$23,246	$702,752
President & CEO
Douglas A. Virtue	228,371	—	—	—	100,404	118,663	18,498	465,936
Executive Vice President
Robert E. Dose	225,000	—	20,730	—	96,131	108,112	34,780	484,753
Vice President Finance
Lori L. Swafford	205,000	—	20,730	—	87,586	73,317	38,372	425,005
Vice President & Corporate Counsel
Larry O. Wonder	189,630	—	20,730	—	77,161	116,740	24,155	428,416
Vice President Sales

(1)	The amounts shown in this column are based on the same assumptions used in the preparation of the Company’s 2006 financial statements, which are described in the MD&A and Footnote #4 to the Company’s Form 10-K for the year ended January 31, 2007. The Pension Plans that Executive Officers participate in were frozen in 2003. The Executive Officers did not accrue any additional benefits during 2006. The Change in Pension amount includes the effect of a reduction in discount rate from 6.5% in 2005 to 5.75% in 2006, utilization of an updated mortality table, and the decrease in the discount period.

(2)	The amounts shown in this column include automobile allowances, the value of personal use of a Company-provided vehicle, mortgage allowance for employees in regions with a high cost of living, and medical insurance for domestic partners.

(3)	Reflects the vesting of 3,000 restricted stock units granted in June 2004.

Grants of Plan-Based Awards for Fiscal 2006

The table below sets forth the grants of plan-based awards to the Executive Officers during Fiscal 2006 under the Bonus Plan.

										Exercise or
	Estimated Future Payouts Under				Estimated Future Payouts Under Equity			Number		Base Price
	Non-Equity Incentive Plan Awards				Incentive Plan Awards			of Share	Number of	of Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Securities	Awards
Name and Position	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)

Robert A. Virtue	N/A	N/A	111,825	223,650	N/A	N/A	N/A	N/A	N/A	N/A
President & CEO
Douglas A. Virtue	N/A	N/A	70,500	141,000	N/A	N/A	N/A	N/A	N/A	N/A
Executive Vice President
Robert E. Dose	N/A	N/A	67,500	135,000	N/A	N/A	N/A	N/A	N/A	N/A
Vice President Finance
Lori L. Swafford	N/A	N/A	61,500	123,000	N/A	N/A	N/A	N/A	N/A	N/A
Vice President & Corporate Counsel
Larry O. Wonder	N/A	N/A	54,180	108,360	N/A	N/A	N/A	N/A	N/A	N/A
Vice President Sales

(1)	Amounts in this table all pertain the Bonus Plan described under “Annual Incentives” in the CD&A.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table sets forth the Executive Officers’ outstanding equity awards as of the end of Fiscal 2006. All outstanding stock option awards reported in this table vest in five years and expire 10 years from the date of grant. All outstanding grants of Restricted Stock Units vest over a five year period.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
			Equity					Plan	Awards
			Incentive					Awards	Market
			Plan				Market	Number of	Value
			Awards:				Value of	Unearned	Unearned
	Number of	Number of	Number of				Shares or	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Units of	Units, or	Units, or
	Underlying	Underlying	Underlying	Option		Units of	Stock	Other	Other
	Options	Options	Unexercised	Exercise	Option	Stock That	That Have	Rights	Rights That
	Exercisable	Unexercisable	Unearned	Price	Expiration	Have Not	Not	That Have	Have Not
Name and Title	(#)	(#)	Options (#)	($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

Robert A. Virtue	4,831			15.06	10/01/2007
President & CEO	2,196			11.06	07/23/2009
Douglas A. Virtue	3,462			15.06	10/01/2007
Executive Vice	2,196			11.06	07/23/2009
President
Robert E. Dose	3,221			15.06	10/01/2007
Vice President	14,641			12.64	10/13/2008
Finance	2,196			11.06	07/23/2009
						9,000	80,910
Lori L. Swafford	2,415			15.06	10/01/2007
Vice President &	14,641			12.64	10/13/2008
Corporate Counsel	2,196			11.06	07/23/2009
						9,000	80,910
Larry O. Wonder	3,221			15.06	10/01/2007
Vice President Sales	14,641			12.64	10/13/2008
	2,196			11.06	07/23/2009
						9,000	80,910

(1)	All stock options and RSU’s vest at 20% per year for five years from the grant date. All outstanding options are fully vested. Three remaining three vesting dates for the RSU award included in this table are the same for each Executive Officer: June 30, 2007, June 30, 2008, and June 30, 2009.

(2)	All year-end dollar values were computed based on the fiscal year-end closing price of $8.99 per share of common stock.

Option Exercises and Stock Vested for Fiscal 2006

The following table sets forth information concerning the Executive Officers’ exercise of stock options and vesting of Restricted Stock Units during Fiscal 2006.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name and Position	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)

Robert A. Virtue	—	—	—	—
President & CEO
Douglas A. Virtue	—	—	—	—
Executive Vice President
Robert E. Dose	—	—	3,000	14,970
Vice President Finance
Lori L. Swafford	—	—	3,000	14,970
Vice President Legal Affairs
Larry O. Wonder	—	—	3,000	14,970
Vice President Sales

(1)	The Value Realized on Vesting of RSU’s is calculated by multiplying the number of shares vested by the difference between the closing market price of $5.00 per share on the date of vesting less the $0.01 par value of the share of Common Stock that is paid by the Executive Officer.

Pension Benefits for Fiscal 2006

As discussed in the CD&A, the Company has frozen benefit accruals under the VIP Pension Plan and the Virco Mfg. Corporation Employee Retirement Plan.

		Number of	Present	Payments
		Years of	Value of	During Last
		Credited	Accumulated	Fiscal Year
Name and Position	Plan Name	Service (#)	Benefit ($)	($)

Robert A. Virtue	Virco Important
President & CEO	Performers (VIP) Plan	20	—	—
	Virco Mfg. Corporation Employees Retirement Plan	49	1,380,660	—

Douglas A. Virtue	Virco Important
Executive Vice President	Performers (VIP) Plan	13	—	—
	Virco Mfg. Corporation Employees Retirement Plan	20	495,074	—

Robert E. Dose	Virco Important
Vice President Finance	Performers (VIP) Plan	15	—	—
	Virco Mfg. Corporation Employees Retirement Plan	15	481,445	—

		Number of	Present	Payments
		Years of	Value of	During Last
		Credited	Accumulated	Fiscal Year
Name and Position	Plan Name	Service (#)	Benefit ($)	($)

Lori L. Swafford	Virco Important
Vice President & Corporate	Performers (VIP) Plan	10	—	—
Counsel	Virco Mfg. Corporation Employees Retirement Plan	10	311,828	—

Larry O. Wonder	Virco Important
Vice President Sales	Performers (VIP) Plan	16	—	—
	Virco Mfg. Corporation Employees Retirement Plan	27	600,949	—

(1)	The amounts shown in this column are based on the same assumptions used in the preparation of the Company’s 2006 financial statements, which are described in the MD&A and Footnote #4 to the Company’s Form 10-K for the year ended January 31, 2007.

(2)	The Pension Plans that Executive Officers participate in was frozen in 2003. The Executive Officers did not accrue any additional benefits during 2006. The Change in Pension amount includes the effect of a reduction in discount rate from 6.5% in 2005 to 5.75% in 2006, utilization of an updated mortality table, and the decrease in the discount period.

Nonqualified Deferred Compensation for Fiscal 2006

The Company does not have a deferred compensation plan.

Potential Payments Upon Termination or Change in Control

As discussed in the CD&A above, the Company does not have employment agreements with any of the Executive Officers. Retirement, death, disability and change-in-control events do not trigger the payment of compensation to the Executive Officers that is not available to all salaried employees (including the amounts included in the “Pension Benefits for Fiscal 2006” table).

The following table quantifies compensation that would be payable to the Executive Officers upon a change in control. The tables assume that the event occurred on the last business day of Fiscal 2006. For a qualitative discussion of the Company’s obligations to the Executive Officers in the event of a change-in-control or the retirement, death or disability of such Executive Officers, see “Post-Employment and Other Events.”

Value in Event of Change in Control with or without Employment Termination

	Option Awards		Stock Awards
			Number of
	Number of	Value	Shares Vesting	Value
	Shares Acquired	Realized on	on Change	Realized
Name and Position	on Exercise (#)	Exercise ($)	in Control (#)	on Vesting ($)

Robert A. Virtue	—	—	—	—
President & CEO
Douglas A. Virtue	—	—	—	—
Executive Vice President
Robert E. Dose	—	—	9,000	80,910
Vice President Finance
Lori L. Swafford	—	—	9,000	80,910
Vice President & Corporate Counsel
Larry O. Wonder	—	—	9,000	80,910
Vice President Sales

(1)	Represents the value of accelerating the vesting of RSU’s not otherwise vested. The Value Realized on Vesting of RSU’s is calculated by multiplying the number of shares vested by the difference between the closing market price on the date of vesting less the $0.01 par value of the share of Common Stock that is paid by the Executive Officer.

DIRECTOR COMPENSATION

The Company’s independent Directors receive an annual retainer of $50,000 composed of 75% in the form of quarterly cash payments and 25% in the form of a Restricted Stock Grant on the date of the Annual Shareholder’s Meeting. Each independent Director who serves as a Lead Director or as the Chair or member of a Board committee also receives an additional annual retainer for his or her services. The Lead Director receives $20,000 per year. The Audit Committee Chair receives $7,500 per year, and audit committee members receive $4,500 per year. Chairs of the Compensation Committee and the Governance Committee each receive an additional $5,000 and the members of these committees each receive $3,000 per year. Directors are also reimbursed for travel and related expenses incurred to attend meetings. For purposes of determining Director compensation, an independent Director is anyone who is not an employee of the Company. Directors who are employed by the Company do not receive additional compensation for service on the Board.

The Company’s Guidelines with regard to Common Stock ownership by Directors is for each Director to own Common Stock with a market value of three times or more the annual cash retainer.

				Non-Equity
	Fees Paid	Stock	Option	Incentive Plan	Change in	All Other
	in Cash	Awards	Awards	Compensation	Pension	Compensation
Name and Position	($)	($)	($)	($)	Value ($)	($)	Total ($)

Donald S. Friesz	45,000	77,245	—	—	8,839	39,720	170,804
Evan M. Gruber	48,000	44,543	—	—		—	92,543
Robert K. Montgomery	45,500	64,919	—	—	17,485	—	127,904
Albert J. Moyer	65,000	21,728	—	—		—	86,728
Glen D. Parish	37,500	10,864	—	—		67,091	115,455
Donald A. Patrick	50,000	91,015	—	—	5,888	—	146,903
Dr. James R. Wilburn	43,500	91,015	—	—	9,710	—	144,225

(1)	Cash Fees include the cash portion of the annual retainer of plus fees for serving as a lead director, committee chair, or committee member

(2)	A grant of restricted stock representing 25% of the annual retainer is awarded on the day of the annual shareholders meeting.

(3)	The Pension Plans that Directors participate in was frozen in 2003. The Directors did not accrue any additional benefits during 2006. The Change in Pension amount includes the effect of a reduction in discount rate from 6.5% in 2005 to 5.75% in 2006, utilization of an updated mortality table, and the decrease in the discount period.

(4)	Messrs. Friesz and Parish are former officers of the Company. Other compensation consists of pension benefits earned as an employee of the Company and paid in retirement, and, in the case of Mr. Parish, consulting fees in the amount of $2,600.

(5)	Stock awards include expense relating to the grant of RSU’s effective January 13, 2006 in exchange for surrendering all outstanding stock options.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

None of Virco’s named executive officers has employment or severance arrangements.

CODE OF ETHICS

The Company has adopted a “Code of Ethics,” which is applicable to its chief executive officer and senior financial officers, including the principal accounting officer. The “Code of Ethics” is available on Virco’s website at www.virco.com. The Company intends to post amendments to or waivers under the Code of Ethics at this location on its website. Upon written request, the Company will provide a copy of the Code of Ethics free of charge. Requests should be directed to Virco Mfg. Corporation., 2027 Harpers Way, Torrance, California 90501, Attention: Robert E. Dose, Secretary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Robert K. Montgomery served in 2006 as a member of the Board of Directors of the Company. Mr. Montgomery is a retired former partner of the law firm Gibson, Dunn & Crutcher LLP, which has provided legal services to the Company. The Company expects that such law firm will continue to render legal services to the Company.

In November of 2006, the Securities and Exchange Commission revised its definition of “related party transactions.” Under this revised definition, royalty payments made to Robert Mills, sole proprietor of Hedgehog Design, LLC, which firm provides product design and related services to the Company, are reportable as a related party transaction. Robert Mills resides with Lori L. Swafford, Vice President of Legal Affairs for the Company. Payments to Mr. Mills totaled approximately $620,000 in fiscal 2006.

In keeping with the Company’s policy on Related Party Transactions, the Board and the Audit Committee have reviewed and ratified the terms and circumstances of this transaction and found them to be properly approved when initiated in 2002; in the best interests of the Company at the time, at present, and going forward; and no more favorable than terms offered and sums paid to similarly situated companies and individuals offering comparable services. As part of the review and ratification process, the product lines designed by Mr. Mills were evaluated for financial and market performance. It was determined that these product lines had and will likely continue to have a favorable impact on the Company’s results.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.virco.com. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed the audited financial statements included in the Company’s Form 10-K with management and the independent auditors, including their judgment of the quality and appropriateness of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), SEC rules, and other applicable standards. In addition, the Audit Committee has received from the independent auditors the written disclosures, pursuant to the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has also considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee also reviewed and discussed with management its report on internal control over financial reporting and the related audit performed by the independent auditors which confirmed the effectiveness of the Company’s internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be incorporated by reference in the Company’s Annual Report on SEC Form 10-K for the year ended January 31, 2007, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Evan M. Gruber, Chair
Donald S. Friesz
Albert J. Moyer
Donald A. Patrick

The report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Ernst & Young LLP was selected by the Audit Committee of the Board of Directors to examine the accounts of the Company for fiscal year 2006. The Audit Committee is directly responsible for the engagement of the outside auditor. In making its determination, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Each professional service performed by Ernst & Young LLP during the fiscal year ended January 31, 2007, was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Audit Committee has adopted policies and procedures for pre-approving all audit services, audit-related services, tax services and non-audit services performed by Ernst & Young LLP. Specifically, the Audit Committee has pre-approved the use of Ernst & Young LLP for detailed, specific types of services within the following categories: annual audits, quarterly reviews and statutory audits, preparation of certain corporate tax returns, regulatory implementation and compliance and risk assessment guidance. In each case, the Audit Committee has also set specific annual ranges or limits on the amount of each category of services which the Company would obtain from Ernst & Young LLP, which limits and amounts are established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the Audit Committee. The Audit Committee monitors the performance of all services provided by the independent auditor, to determine whether such services are in compliance with the Company’s pre-approval policies and procedures.

Fees Paid to Ernst & Young LLP

The following table shows the fees that the Company paid or accrued for the audit and other services provided by Ernst & Young for fiscal years 2006 and 2005.

	2006	2005

Audit Fees	$578,650	$570,400
Audit-Related Fees	39,000	39,000
Tax Fees	41,500	48,620
All Other Fees	—	—

Total	$659,150	$658,020

Audit Fees.  Audit fees are the aggregate fees for services of the outside auditor for audits of our annual financial statements, the audit of management’s assessment of internal control over financial reporting and the independent registered accounting firm’s own audit of our internal control over financial reporting, including testing and compliance with Section 404 of the Sarbanes-Oxley Act, and review of our quarterly financial statements included in our Forms 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees.  Audit-related fees are those fees for services provided by the outside auditor that are reasonably related to the performance of the audit or review of our financial statements and not included as audit fees. The services for the fees disclosed under this category include the audit of Virco’s 401(k) and Qualified Pension Plans.

Tax Fees.  Tax fees are those fees for services provided by the outside auditor, primarily in connection with the Company’s tax compliance activities, including technical tax advice related to the preparation of tax returns.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company’s Audit Committee has selected Ernst & Young LLP, independent auditors, to audit its financial statements for the fiscal year ending January 31, 2008, and recommends that the stockholders vote for ratification of that appointment. The Company’s Audit Committee has reviewed the professional services provided by Ernst & Young LLP, as described above, has considered the possible effect of such services on the independence of the firm, and has determined that such services have not affected Ernst & Young LLP’s independence. Notwithstanding this selection, the Audit Committee, in its discretion, may direct the appointment of new auditors at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and its stockholders. If there is a negative vote on ratification, the Audit Committee will reconsider its selection.

The affirmative vote of a majority of the votes cast is required to ratify the Audit Committee’s selection. In addition, the affirmative votes must represent at least a majority of the required quorum. If the stockholders reject the selection, the Board of Directors will reconsider its selection. The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP.

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who beneficially own more than 10% of any equity security of the Company to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based solely on a review of the copies of the forms that the Company received, and other information available to it, to the best of the Company’s knowledge all such reports were timely filed.

2008 Stockholder Proposal.  If a stockholder wishes to submit a proposal for consideration at the 2008 Annual Meeting of Stockholders and wants that proposal to appear in the Company’s proxy statement and form of proxy for that meeting, the proposal must be submitted to Virco’s Corporate Secretary at 2027 Harpers Way, Torrance, California 90501, no later than January 23, 2008. If a stockholder wishes to submit a proposal for consideration at the 2008 Annual Meeting of Stockholders without including that proposal in the Company’s proxy statement and form of proxy, the Company’s bylaws require the stockholder to provide the Company with written notice of such proposal no less than 120 days in advance of such meeting, provided that, if the meeting is advanced or delayed more than 40 days, the tenth day following the first public announcement of the date of such meeting. Such notice should be sent to Virco’s Corporate Secretary at 2027 Harpers Way, Torrance, California 90501.

Additional Matters Considered at Annual Meeting.  The Board of Directors does not know of any matters to be presented at the 2007 annual meeting other than as stated herein. If other matters do properly come before the annual meeting, the persons named on the accompanying proxy card will vote the proxies in accordance with their judgment in such matters.

Availability of Annual Report.  The Annual Report to Stockholders of the Company for the fiscal year ended January 31, 2007, is being mailed to stockholders concurrently herewith and is also available online at http://www.virco.com.

PROPOSAL 3

APPROVAL OF VIRCO MFG. CORPORATION 2007 STOCK INCENTIVE PLAN

The Company believes that its long-term interests are best advanced by aligning the interests of its key employees and nonemployee directors with the interests of its stockholders. Therefore, to attract, retain and motivate employees, officers and nonemployee directors of exceptional abilities, and in recognition of the significant contributions to the performance and growth of the Company and its subsidiaries made by these individuals, on April 17, 2007, the Board of Directors of the Company adopted, subject to stockholder approval, the Virco Mfg. Corporation 2007 Stock Incentive Plan (referred to herein as the “2007 Plan”). Approval of the 2007 Plan will permit the Company to continue to use stock-based compensation to provide appropriate and proportional long-term incentives to the management team responsible for executing multi-year initiatives.

The 2007 Plan authorizes the issuance of not more than 1,000,000 shares (approximately 7%) of Company stock over its term, which expires in 2017. The 2007 Plan is modeled on the Company’s 1997 Stock Incentive Plan, which allowed for the issuance of approximately 700,000 shares. Approximately 100,000 shares are still available under the 1997 Plan. Concurrent with the adoption of the 2007 Plan, the Company will allow all unissued shares under the 1997 Stock Incentive Plan to expire.

If approved by Shareholders, the Company intends to be equally judicious with its use of stock-based compensation under the 2007 Plan. The 2007 Plan will provide the Compensation Committee of the Board of Directors with the ability to award incentive and non-qualified stock options; stock appreciation rights; restricted stock; and restricted stock units to Company officers, employees, and non-employee Directors. These awards will have vesting provisions designed to ensure successful implementation of the Company’s long-term initiatives and alignment with shareholder interests. Additionally, they may include performance based elements.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to continue to provide for an equity incentive plan under which equity-based compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2007 Plan has been structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s chief executive officer or any of the Company’s four other most highly compensated executive officers, such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m) the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to awards under the 2007 Plan, each of these aspects is discussed below, and stockholder approval of the 2007 Plan is intended to constitute approval of each of these aspects of the 2007 Plan for purposes of the approval requirements of Section 162(m).

A complete copy of the 2007 Plan is attached as Exhibit A. You are urged to read this entire proposal and the complete plan document. Currently the Company’s equity-based compensation programs are administered under the Virco Mfg. Corporation 1997 Stock Incentive Plan and the Virco Mfg. Corporation 1993 Stock Incentive Plan, both of which have terminated with respect to the grant of future awards. This Proposal 3 seeks stockholder approval of a new equity-based compensation plan. If approved, the 2007 Plan will replace the prior plans and will be the sole plan for providing equity-based incentive compensation to eligible employees and nonemployee directors. Whether or not stockholders approve the 2007 Plan, no further awards will be granted under the prior plans.

The Board of Directors believes that stockholder approval of this Proposal 3 is necessary to remain competitive in our industry, will provide an important long-term component to the Company’s overall compensation plan, and that the proposal is consistent with the Company’s compensation policy for senior management and employees. Accordingly, the Board of Directors unanimously recommends that stockholders vote “FOR” this proposal.

The Board of Directors unanimously recommends voting “FOR” this proposal.

A summary of the proposed 2007 Plan follows.

Background and Purpose of the 2007 Plan

The 2007 Plan was adopted by our Board of Directors on April 17, 2007, subject to approval by stockholders at the 2007 annual meeting. If approved by stockholders, the 2007 Plan will be the only plan under which equity-based compensation awards may be granted to officers, employees and nonemployee directors.

The purpose of the 2007 Plan is to provide directors, officers and employees with incentives for the future performance of services that are linked to the profitability of the Company’s businesses and to the interests of its stockholders. The 2007 Plan is also intended to encourage officers, employees and nonemployee directors to own Company stock, so that they may establish or increase their proprietary interest in the Company and align their interests with the interests of the stockholders.

Description of Principal Features of the 2007 Plan

The following description of the 2007 Plan is not intended to be complete and is qualified in its entirety by the complete text of the 2007 Plan, which is attached to this proxy statement as Exhibit A. Stockholders are urged to read the 2007 Plan in its entirety. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this proxy statement have the meanings assigned to them in the 2007 Plan.

Types of Awards Under the 2007 Plan. The 2007 Plan allows the following types of awards:

•	Stock options (both incentive stock options (ISOs) and “non-qualified” stock options);

•	Stock appreciation rights (SARs), alone or in conjunction with stock options; and

•	Shares of restricted stock and restricted stock units (RSUs).

Administration.  The 2007 Plan is administered by the Compensation Committee of the Board of Directors. Members of the Compensation Committee may be replaced by the Board of Directors. The Committee has broad authority, subject to the provisions of the 2007 Plan, to administer and interpret the 2007 Plan, including, without limitation, the authority to:

•	prescribe, amend and rescind rules and regulations relating to the 2007 Plan and to define terms not otherwise defined therein;

•	determine which persons are 2007 Plan participants, to which of such participants awards will be granted, and the timing of any such awards;

•	grant awards and determine the terms and conditions thereof, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire;

•	establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;

•	prescribe and amend the terms of the agreements or other documents evidencing awards;

•	interpret and construe the 2007 Plan, any rules and regulations under the 2007 Plan and the terms and conditions of any award, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

•	make all other determinations deemed necessary or advisable for the administration of this 2007 Plan.

All decisions and actions of the Committee are final. Subject to certain limitations, the 2007 Plan permits the Company’s Board of Directors to exercise the Committee’s powers, other than with respect to matters required by law to be determined by the Committee. The Compensation Committee does not have the authority to reduce the exercise price for any stock option or stock appreciation right by repricing or replacing such stock option or stock appreciation right unless the Company has obtained the prior consent of its stockholders.

Stock Subject to 2007 Plan.  The maximum number of shares that may be issued under the 2007 Plan is equal to 1,000,000, subject to certain adjustments in the event of a change in the Company’s capitalization. Shares of common stock issued under the 2007 Plan may be either authorized and unissued shares or previously issued shares acquired by the Company. On termination or expiration of an unexercised option, SAR or other stock-based award under the 2007 Plan, in whole or in part, the number of shares of common stock subject to such award again become available for grant under the 2007 Plan. Any shares of restricted stock forfeited as described below will become available for grant. The 2007 Plan provides that shares retained by or delivered to us to pay the exercise price or withholding taxes in connection with the exercise of an outstanding stock option, unissued shares resulting from the settlement of stock appreciation rights in stock, and shares purchased by us in the open market do not become available for issuance as future awards under the 2007 Plan. Under the 2007 Plan, no single participant may be granted awards under the 2007 Plan covering more than 50,000 shares of common stock in any fiscal year. The maximum number of shares of common stock that may be issued pursuant to stock options intended to be incentive stock options is 1,000,000 shares.

In the event of any change in capitalization of the Company, such as a stock split, corporate transaction, merger, consolidation, separation, spin off, or other distribution of stock or property of the Company, any reorganization, any partial or complete liquidation of the Company or any extraordinary cash or stock dividend, the Committee will make appropriate substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under the 2007 Plan, in the share limitations for awards set forth in the 2007 Plan and in the number of shares subject to and exercise price of outstanding awards, or will make such other equitable substitution or adjustments as it may determine to be appropriate.

Eligibility.  Only employees (including officers) and nonemployee directors of the Company and its present or future subsidiaries and affiliates are eligible for grants under the 2007 Plan. The Board of Directors has identified these classes of individuals as those whose services are linked most directly to the profitability of the Company’s businesses and to the interests of its stockholders. In determining the persons to whom grants will be awarded and the number of shares to be covered by each grant, the Compensation Committee may take into account, among other things, the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee deems relevant in connection with accomplishing the purpose of the 2007 Plan. Approximately 1,200 individuals are currently eligible to participate in the 2007 Plan, provided the participants continue to be associated with the Company or its subsidiaries or affiliates. Because awards are established at the discretion of the Compensation Committee of the Board of Directors subject to the limits described above, the number of shares that may be granted to any participant under the 2007 Plan cannot be determined.

Terms and Conditions of Stock Options.  Stock options granted to participants may be granted alone or in addition to other awards granted under the 2007 Plan and may be of two types, incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options, which are not intended to be incentive stock options. All stock options granted under the 2007 Plan are evidenced by a written agreement between the Company and the participant, which provides, among other things, whether it is intended to be an agreement for an incentive stock option or a non-qualified stock option, the number of shares subject to the option, the exercise price, exercisability (or vesting), the term of the option, which may not exceed 10 years, and other terms and conditions.

Subject to the express provisions of the 2007 Plan, options generally may be exercised over such period, in installments or otherwise, as the Compensation Committee may determine. If the Committee provides that any stock option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as it, in its sole discretion, deems appropriate, and the Committee may at any time accelerate the exercisability of any stock option.

The exercise price for any stock option granted may not be less than the fair market value of the common stock subject to that option on the grant date. There is one exception to this requirement. This exception allows the exercise price per share with respect to an option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity to be less than 100% of the fair market value on the grant date if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price may be paid in shares, cash or a combination thereof, as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, the delivery of previously owned shares and withholding of shares deliverable upon exercise.

Options granted under the 2007 Plan may not be transferred except by will or by the laws of descent and distribution, or in certain cases to a trust or partnership solely for the benefit of a family member for estate planning purposes.

Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights may be granted alone (“freestanding SARs”) or in conjunction with all or part of a stock option (“tandem SARs”). Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the common stock at the time of exercise exceeds the strike price of the SAR. The strike price of a freestanding SAR will be specified in the award agreement and is subject to the same limitations as the exercise price of an option. The strike price of a tandem SAR is the same as the exercise price of the related option. This amount is payable in common stock, cash, or a combination of common stock and cash, at the Committee’s discretion. The other terms and conditions that apply to stock options, including the provisions that apply in the event of a participant’s termination of employment, also generally apply to freestanding SARs.

A participant may exercise a freestanding SAR in the manner determined by the Committee and specified in the award agreement, but may only exercise a tandem SAR if the related stock option is also exercisable. A participant’s tandem SAR will not be exercisable if the participant has already exercised the related stock option, or if that option has terminated. See “Terms and Conditions of Stock Options” for details. Similarly, once a participant exercises a tandem SAR, the related stock options will no longer be exercisable.

Terms and Conditions of Restricted Stock and RSUs.  A restricted stock award is an award of common shares with restrictions that lapse in installments over a vesting period following the grant date. A restricted stock unit, or RSU, provides for the issuance of shares of stock following the vesting date or dates associated with the award. The 2007 Plan also allows for restricted stock and RSUs treated as performance awards, under which the grant, issuance or vesting of an award would be based on satisfaction of pre-established objective performance criteria over a performance period of at least one year.

Shares of restricted stock and RSUs may be awarded either alone or in addition to other awards granted under the 2007 Plan. The Compensation Committee will determine the eligible individuals to whom grants will be awarded, and the terms and conditions of the grants subject to the limitations contained in the 2007 Plan.

Unless the Committee provides otherwise, the continued service of the participant with the Company or any of its subsidiaries or affiliates through the vesting date or dates will be a condition of vesting of restricted stock and RSUs. The conditions for grant or vesting and the other provisions of restricted stock and RSU awards (including any applicable performance goals) need not be the same with respect to each recipient.

The recipient of a restricted stock award will have, with respect to the shares of restricted stock, all of the rights of a stockholder of the Company holding the type of shares that are the subject of the restricted stock, including, if applicable, the right to vote the shares and receive any cash dividends (which may be deferred by the Committee and reinvested in additional restricted stock). Holders of RSUs are not entitled to any privileges of ownership of the shares of common stock underlying their units until the underlying shares are actually delivered to them under their award agreements.

Performance Goals May Apply to Stock Options, Stock Appreciation Rights, Restricted Stock and RSUs.  The Committee may specify certain performance criteria which must be satisfied before stock options, stock appreciation rights, restricted stock and RSUs will be granted or will vest.

“Performance goals” means the specific objectives that may be established by the Compensation Committee, from time to time, with respect to a grant, which objectives may be based on the attainment of specified levels of one or more of the following measures, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, as applicable: cash flow, earnings per share (including earnings before interest, taxes and amortization), return on equity, total stockholder return, return on capital, return on assets or net assets, revenue, income or net income, operating income or net operating income, operating profit or net operating profit, operating margin, return on operating revenue, and market share. Under the 2007 Plan and to the extent consistent with Section 162(m), the Committee (A) may adjust any evaluation of performance under a performance goal to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all determined in accordance with Accounting Principles Board Opinion No. 30 or other applicable or successor accounting provisions, and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, and (B) may appropriately adjust any evaluation of performance under a Quality Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements; (iii) the effect of change in tax law or other such law or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this 2007 Plan or any other compensation arrangement maintained by the Company. Performance goals established by the Compensation Committee may be different with respect to different grantees. The Compensation Committee has the authority to make equitable adjustments to any performance goal.

With respect to grants made to executive officers, the vesting or payment of which are to be made subject to performance goals, the Compensation Committee may design such grants or a portion thereof to comply with the applicable provisions of Section 162(m) of the Internal Revenue Code, including, without limitation, those provisions relating to the pre-establishment and certification of those performance goals. With respect to grantees not intended to comply with Section 162(m) officers, performance goals may also include such individual or subjective performance criteria as the Compensation Committee may, from time to time, establish. Performance goals applicable to any grant may include a threshold level of performance below which no portion of the grant will become vested or payable, and levels of performance at which specified percentages of such grant will become vested or payable.

Amendment and Termination.  The Board of Directors has the right to amend, alter, suspend or terminate the 2007 Plan at any time, provided that no material amendment may be made without stockholder approval, and no other amendment or alteration, or any suspension, discontinuation or termination will be made without stockholder approval if the approval is required by applicable law, regulatory requirement or stock exchange or accounting rules, or if the Board of Directors deems it necessary or desirable to qualify for or comply with any tax, applicable law, stock exchange, accounting or regulatory requirement. In addition, no such amendment, alteration, suspension, discontinuation or termination can be made, except as required by applicable law or stock exchange or accounting rules, without the consent of a participant if that action would impair the participant’s rights under any award. If approved by stockholders, unless earlier terminated by the Board of Directors, the 2007 Plan will continue in effect until June 19, 2017.

Repricings.  The 2007 Plan prohibits the repricing of stock options and stock appreciation rights without the approval of stockholders. This provision applies to both direct repricings (lowering the exercise price or strike price of a stock option or stock appreciation right) as well as indirect repricings (canceling an outstanding stock option or stock appreciation right and granting a replacement stock option or stock appreciation right with a lower exercise price or strike price).

New Plan Benefits.  Because benefits under the 2007 Plan will depend on the Committee’s actions and the fair market value of the common stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the 2007 Plan is approved by stockholders. As of April 17, 2007, the closing price of our common stock was $6.69 per share.

The following tax description is required by SEC regulations:

U.S. Federal Income Tax Consequences.  The following tax discussion is a brief summary of current U.S. federal income tax law applicable to stock options as of May 2007. The discussion is intended solely for general information and does not make specific representations to any option award recipient. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. A recipient’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the 2007 Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

Stock Options.  The grant of a non-qualified stock option (NSO) is not a taxable event for the optionee and the Company obtains no deduction from the grant of the NSO. Upon the exercise of a NSO, the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be taxed to the optionee as ordinary income. The Company will be entitled to a deduction in the same amount. In general, the optionee’s tax basis in the shares acquired by exercising a NSO is equal to the fair market value of such shares on the date of exercise. Upon a subsequent sale of any such shares in a taxable transaction, the optionee will realize capital gain or loss (long-term or short-term, depending on how long the shares were held before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

Special rules apply if an optionee pays the exercise price upon exercise of NSOs with previously acquired shares of stock. Such a transaction is treated as a tax-free exchange of the old shares for the same number of new shares. To that extent, the optionee’s basis in a portion of the new shares will be the same as his or her basis in the old shares, and the capital gain holding period runs without interruption from the date when the old shares were acquired. The optionee will be taxed for ordinary income on the amount of the difference between (a) the value of any new shares received and (b) the fair market value of any old shares surrendered plus any cash the optionee pays for the new shares. The optionee’s basis in the additional shares (i.e., the shares acquired upon exercise of the option in excess of the shares surrendered) is equal to the fair market value of such shares on the date the shares were transferred, and the capital gain holding period commences on the same date. The effect of these rules is to defer the date when any gain in the old shares that are used to buy new shares must be recognized for tax purposes. Stated differently, these rules allow an optionee to finance the exercise of a NSO by using shares of stock that he or she already owns, without paying current tax on any unrealized appreciation in those old shares.

In general, no taxable income is realized by an optionee upon the grant of an incentive stock option (ISO). If shares of common stock are issued to a participant pursuant to the exercise of an ISO granted under the 2007 Plan and the participant does not dispose of such shares within the two-year period after the date of grant or within one year after the receipt of such shares by the participant (a “disqualifying disposition”), then, generally (a) the participant will not realize ordinary income upon exercise and (b) upon sale of such shares, any amount realized in excess of the exercise price paid for the shares will be taxed to such a participant as a capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an incentive stock option exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” The Company will not be entitled to a deduction if the participant disposes of the shares other than in a disqualifying disposition.

If shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. The Company will be entitled to a deduction generally equal to the amount of the ordinary income recognized by the participant.

Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a non-qualified stock option as discussed above.

Stock Appreciation Rights.  The grant of a stock appreciation right is generally not a taxable event for a participant. Upon exercise of the stock appreciation right, the participant will generally recognize ordinary income equal to the cash or the fair market value of any shares received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time for the same amount. The participant’s subsequent sale of any shares received upon exercise of a stock appreciation right generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains or losses will be taxable as capital gains (long-term or short-term, depending on how long the shares were held before the sale).

Restricted Stock and Restricted Stock Units.  Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant of such restricted stock or restricted stock units. However, when the restricted stock or restricted stock units vest or are paid, as applicable, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction.

A participant could, within 30 days after the date of an award of restricted stock (but not an award of restricted stock units), elect under Section 83(b) of the Code to report compensation income for the tax year in which the award of restricted stock occurs. If the participant makes such an election, the amount of compensation income would be the value of the restricted stock at the time of grant. Any later appreciation in the value of the restricted stock would be treated as capital gain and realized only upon the sale of the stock subject to the award of restricted stock. If, however, restricted stock is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of shares subject to the restricted stock, a participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the shares previously reported by the participant as compensation income.

In connection with awards under the 2007 Plan, the Company may withhold from any cash otherwise payable to a participant or require a participant to remit to the Company an amount sufficient to satisfy federal, state, local and foreign withholding taxes. Tax withholding obligations could be satisfied by withholding shares to be received upon exercise of an option or stock appreciation right, the vesting of restricted stock, or the payment of a restricted stock unit or performance award unit or by delivery to the Company of previously owned shares of common stock subject to certain holding period requirements.

Potential Limitation on Company Deductions.  As described above, Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards under the 2007 Plan, either of their own or when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. The 2007 Plan is designed to allow grants of awards that are “performance based” within the definition under Section 162(m).

The Company will also provide without charge a copy of its Annual Report on Form 10-K, including financial statements and related schedules, filed with the Securities and Exchange Commission, upon written or oral request from any person who was holder of record, or who represents in good faith he/she was a beneficial owner, of Common Stock of the Company on April 27, 2007. Any such request shall be addressed to the Company at 2027 Harpers Way, Torrance, California 90501, Attention: Corporate Secretary or by calling (310) 533-0474.

By Order of the Board of Directors

/s/ Robert E. Dose
Robert E. Dose
Secretary

Torrance, California
May 21, 2007

EXHIBIT A

VIRCO MFG. CORPORATION
2007 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of the Virco Mfg. Corporation 2007 Stock Incentive Plan (the “Plan”) is to advance the interests of Virco Mfg. Corporation (the “Company”) by stimulating the efforts of employees, officers and nonemployee directors, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan replaces the Company’s 1997 Stock Incentive Plan, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, as determined by the Committee.

2.	Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit granted to a Participant pursuant to the provisions of the Plan, any of which the Committee may structure to qualify in whole or in part as a Performance Award.

(b) “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Committee implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee.

(c) “Board” means the board of directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(e) “Committee” means the Committee delegated the authority to administer the Plan in accordance with Section 16.

(f) “Company” means Virco Mfg. Corporation, a Delaware corporation.

(g) “Continued Employment” refers to uninterrupted service for the Company.

(h) “Fair Market Value” means the closing sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Common Stock on the principal national securities exchange on which the Common Stock is listed or on NASDAQ, in any case, as reporting in such source as the Committee shall select. If there is no regular public trading market for the Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith and in compliance with Section 409A of the Code

(i) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(j) “Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

(k) “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(l) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

(m) “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.

(n) “Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more Qualifying Performance Criteria established pursuant to Section 12.

(o) “Plan” means the Virco Mfg. Corporation 2007 Stock Incentive Plan as set forth herein and as amended from time to time.

(p) “Qualifying Performance Criteria” has the meaning set forth in Section 12(b).

(q) “Restricted Stock” means Shares granted pursuant to Section 8.

(r) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 for which Shares or cash in lieu thereof may be issued in the future.

(s) “Share” means a share of the Company’s common stock, par value $0.01, subject to adjustment as provided in Section 11.

(t) “Stock Appreciation Right” means a right granted pursuant to Section 7 that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant.

(u) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Committee in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(v) “Termination of Employment” means ceasing to serve as a full-time employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Committee may determine, subject to Section 6(d), that an approved leave of absence or approved employment on a less than full-time basis is not considered a Termination of Employment, (ii) the Committee may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a Termination of Employment, (iii) service as a member of the Board shall constitute Continued Employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute Continued Employment with respect to Awards granted to a Participant while he or she served as a member of the Board. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of employment with the Company and its Subsidiaries for purposes of any affected Participant’s Options, and the Committee’s decision shall be final and binding.

3.	Eligibility

Any person who is a current or prospective officer or employee of the Company or of any Subsidiary and each member of the Board shall be eligible for selection by the Committee for the grant of Awards hereunder. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Committee.

4.	Effective Date and Termination of Plan

This Plan was adopted by the Board as of April 17, 2007, and it will become effective (the “Effective Date”) when it is approved by the Company’s stockholders. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of the Plan, by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5.	Shares Subject to the Plan and to Awards

(a) Aggregate Limits.  The aggregate number of Shares issuable pursuant to all Awards shall not exceed 1,000,000. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 11. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b) Issuance of Shares.  For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Option or a Stock Appreciation Right, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan.

(c) Code Limits.  The aggregate number of Shares subject to Option Awards granted under this Plan during any calendar year to any one Participant shall not exceed 50,000; which number shall be calculated and adjusted pursuant to Section 11 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, but which number shall not count any tandem Stock Appreciation Rights (as defined in Section 7). The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 1,000,000 which number shall be calculated and adjusted pursuant to Section 11 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

6.	Options

(a) Option Awards.  Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Committee. No Participant shall have any rights as a stockholder with respect to any Shares subject to Option hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b) Price.  The Committee will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares deliverable upon exercise.

(c) No Repricing without Stockholder Approval.  Other than in connection with a change in the Company’s capitalization (as described in Section 11) the exercise price of an Option may not be reduced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).

(d) Provisions Applicable to Options.  The date on which Options become exercisable shall be determined at the sole discretion of the Committee and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Committee determines that an approved leave of absence or employment on a less than full-time basis is not a Termination of employment, the vesting period and/or exercisability of an Option shall be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

(e) Term of Options and Termination of Employment.  The Committee shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant. Unless an Option earlier expires upon the expiration date established pursuant to the foregoing sentence, upon the termination of the Participant’s employment, his or her rights to exercise an Option then held shall be determined by the Committee and set forth in an Award Agreement.

(f) Incentive Stock Options.  Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the fair market value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate fair market value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of employment (or such other period of time provided in Section 422 of the Code).

7.	Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem Stock Appreciation Rights”) or not in conjunction with other Awards (“freestanding Stock Appreciation Rights”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding Stock Appreciation Rights shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem Stock Appreciation Rights shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement. Other than in connection with a change in the Company’s capitalization (as described in Section 11) the exercise price of Stock Appreciation Rights may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price).

8.	Restricted Stock and Restricted Stock Units

(a) Restricted Stock and Restricted Stock Unit Awards.  Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the

Committee. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including Continued Employment or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b) Contents of Agreement.  Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Committee, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

(c) Vesting and Performance Criteria.  The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Committee determines or under criteria the Committee establishes, which may include Qualifying Performance Criteria. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Award is granted.

(d) Discretionary Adjustments and Limits.  Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance-based compensation,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee shall determine.

(e) Voting Rights.  Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(f) Dividends and Distributions.  Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Committee.

9.	Deferral of Gains

The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units. Notwithstanding

anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

10.	Conditions and Restrictions Upon Securities Subject to Awards

The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

11.	Adjustment of and Changes in the Stock

The number and kind of Common Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Common Shares subject to the limits set forth in Sections 5 of this Plan, shall be equitably adjusted by the Committee to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares outstanding. Such adjustment may be designed to comply with Section 424 of the Code or, except as otherwise expressly provided in Section 5(c) of this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Committee as to price, number or kind of Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.

In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, by reason of a change of control, other merger, consolidation or otherwise, then the Committee shall determine the appropriate and equitable adjustment to be effected. In addition, in the event of such change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion.

No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 11. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 11 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

12.	Qualifying Performance-Based Compensation

(a) General.  The Committee may establish performance criteria and the level of achievement versus such criteria that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance

Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted, or within the time prescribed by Section 162(m) and shall otherwise be in compliance with Section 162(m). The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(b) Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (i) cash flow, (ii) earnings per share (including earnings before interest, taxes and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) revenue, (viii) income or net income, (ix) operating income or net operating income, (x) operating profit or net operating profit, (xi) operating margin, (xii) return on operating revenue, and (xiii) market share. To the extent consistent with Section 162(m) of the Code, the Committee (A) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

13.	Transferability

Unless the Committee provides otherwise, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime or the transferee under a domestic relations order.

14.	Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

15.	Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under section 83(b), within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all such obligations are satisfied. The Committee may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired. To the extent a Participant makes an election under section 83(b), within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election.

16.	Administration of the Plan

(a) Committee of the Plan.  The Plan shall be administered by the Committee who shall be the Compensation Committee of the Board or, in the absence of a Compensation Committee, a properly constituted Compensation Committee or the Board itself. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(b) Powers of Committee.  Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, Continued Employment, the satisfaction of performance criteria, the occurrence of certain events (including a change in control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Section 11; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in if the Committee, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Committee may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Committee may also (a) accelerate the date on which any Award granted under the Plan becomes exercisable or (b) accelerate the Vesting Date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Committee, in good faith, determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary circumstances. Notwithstanding anything in the Plan to the contrary, no Award outstanding under the Plan may be repriced, regranted through cancellation or otherwise amended to reduce the exercise price applicable thereto (other than with respect to adjustments made in connection with a change in the Company’s capitalization) without the approval of the Company’s stockholders.

(c) Determinations by the Committee.  All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d) Subsidiary Awards.  In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

17.	Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 11, no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 6(a);

(c) reduce the exercise price of outstanding Options;

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants;

(f) otherwise amend the Plan in any manner requiring stockholder approval by law or under the listing requirements of any national securities exchange on which the Shares are listed; or

(g) increase the individual maximum limits in Section 5(c).

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

18.	No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

19.	Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

20.	Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

21.  No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

22.	Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
VIRCO MFG. CORPORATION
Annual Meeting of Stockholders — June 19, 2007
The undersigned hereby appoints ROBERT A. VIRTUE, DOUGLAS A. VIRTUE, and ROBERT E. DOSE, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Virco Mfg. Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 19, 2007, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.
(Continued, and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
You can now access your VIRCO MFG. CORPORATION account online.
Access your Virco Mfg. Corporation stockholder account online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for Virco Mfg. Corporation, now makes it easy and convenient to get current information on your stockholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status

•	View certificate history

•	View book-entry information
•	View payment history for dividends

•	Make address changes

•	Obtain a duplicate 1099 tax form

•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd
and follow the instructions shown on this page
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors			WITHHELD
recommends a vote FOR item 1.		FOR	FOR ALL
1.	ELECTION OF DIRECTORS:	☐	☐
Nominees:
01 Douglas A. Virtue
02 Thomas J. Schulte
03 Albert J. Moyer

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

The Board of Directors recommends a vote FOR item 2.
		FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of Independent Auditors.	☐	☐	☐	THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING IN THE DISCRETION OF THE HOLDERS OF THIS PROXY.

The Board of Directors recommends a vote FOR item 3.
		FOR	AGAINST	ABSTAIN
3.	Approval of the Virco Mfg. Corporation Incentive Stock Plan.	☐	☐	☐

Signature	Signature	Date:

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Telephone and Internet voting is available through 11:59 PM EST the day prior to annual meeting day.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Interne
http:/www.proxyvoting.com/vir
Using the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement on the internet at: http://www.virco.com